Exhibit 99.28




            Avocent Reports Record Sales for Third Quarter


    HUNTSVILLE, Ala.--(BUSINESS WIRE)--Oct. 19, 2006--Avocent Corporation (NASDAQ:AVCT) today reported that net sales for the third quarter ended September 29, 2006 were $142.3 million (including $13.5 million from the LANDesk acquisition that was completed effective August 31, 2006), an increase of 47.1% compared with the third quarter of 2005.

    "Avocent posted record sales in the third quarter due to growth across product and geographic lines and contributions from our recent acquisitions," stated John R. Cooper, chairman and chief executive officer of Avocent Corporation. "Branded sales were especially strong, rising 66% to $86.9 million in the third quarter compared with $52.2 million in the third quarter of last year."

    Overall Results

    Third quarter 2006 operational income, which is income prior to acquired in-process research and development, intangible amortization and stock compensation expenses, rose 68.5% to $30.4 million, or $0.64 per diluted share, compared with operational income of $18.0 million, or $0.36 per diluted share, in the third quarter of 2005. (See "Use of Non-GAAP Financial Measures" discussion below.)

    GAAP net income for the third quarter of 2006 was $2.6 million, or $0.05 per diluted share, compared with GAAP net income of $16.4 million, or $0.33 per diluted share, in the third quarter of 2005. Net adjustments to reconcile operational income to GAAP net income were $27.8 million in the third quarter of 2006, including $18.6 million in acquired in-process research and development related to the LANDesk acquisition, $7.5 million in intangible amortization and $3.5 million in stock compensation expenses. Net adjustments to reconcile to GAAP net income were $1.7 million in the third quarter of 2005, including $2.7 million in intangible amortization and $0.5 million in stock compensation expenses.

    "Third quarter earnings were much higher as a result of higher sales, growth in margins and improved leverage of SG&A expenses," noted Mr. Cooper. "Our earnings also benefited from the LANDesk and Cyclades acquisitions earlier this year. Since the LANDesk acquisition closed on August 31, only their results for the month of September are included with ours. LANDesk experienced a strong September that represented about 50% of their third quarter sales yet only one month of their expenses. We also benefited from a lower tax rate as more pre-tax profit was earned overseas."

    Sales Increase 47% to a Record $142 Million

    Branded sales increased 66% from the third quarter of 2005 and accounted for 61% of total third quarter 2006 sales. Sales of most of the products acquired with Cyclades and LANDesk are included in Branded sales and contributed to the increase in Branded product sales as did increased sales of KVM products. OEM sales increased 25% from the third quarter of 2005 and accounted for 39% of total third quarter 2006 sales. Digital product sales accounted for 54% of total sales and embedded product revenues climbed to $9.4 million, an increase of 51% compared with the third quarter of 2005. U.S. sales increased 45% to $84.1 million and international sales rose 50% to $58.2 million compared with the third quarter of 2005.

    "The addition of Cyclades serial product line to Avocent's digital KVM product line has been well received by customers," continued Mr. Cooper. "Sales of serial products have benefited from strong growth in the Linux market and cross-selling our integrated product suite to customers from both legacy company bases."

    "LANDesk sales, for the month of September, contributed $13.5 million to our sales for the third quarter. LANDesk sales for the quarter were up 25% from last year and we are enthusiastic about future growth opportunities as we integrate product lines. We have already begun to integrate our Mobile Solutions product suite with LANDesk's management suite and believe this combination is an excellent fit for expanding both businesses," stated Mr. Cooper.

    Gross profit for the third quarter of 2006 increased 58.2% to a record $90.7 million ($89.0 million on a GAAP basis) compared with $57.3 million in the third quarter of 2005. Gross margin was a record 63.7% in the third quarter of 2006 compared to 59.3% in the third quarter of 2005. The most significant factor in the increase in gross profit and margin was the addition of LANDesk's software revenues, but Avocent also achieved higher sales and improved product mix, including increased sales of digital products and higher embedded product revenues.

    Research and development expenses were $14.9 million ($16.0 million on a GAAP basis, which includes stock-based compensation of $1.1 million), or 10.5% of sales, compared with $14.4 million, or 14.8% of sales, in the third quarter of 2005. "R&D as a percentage of sales declined as we focused on targeted projects for new and upgraded products," continued Mr. Cooper. "We believe these investments will improve our future return on R&D expenses while expanding our market opportunity for Avocent across our product lines and markets."

    Selling, general and administrative expenses increased to $35.0 million ($38.3 million on a GAAP basis, which includes stock-based compensation of $3.2 million) compared with $20.4 million in the third quarter of 2005. Avocent had higher expenses in the third quarter of 2006 related to the increase in sales, the addition of Cyclades and LANDesk, and additional marketing expenditures for recently introduced products. Cyclades integration expenses totaled $1.3 million for the third quarter of 2006 and included severance and retention accruals and the costs of combining certain Avocent and Cyclades offices.

    Weighted average shares outstanding declined 5.4% over the prior year to 47.2 million in the third quarter of 2006 due to Avocent's repurchase of shares under its previously-announced stock repurchase programs.

    Third Quarter Division Results

    Revenues from the Management Systems Division advanced 34% to $114.8 million in the third quarter of 2006 from $85.5 million in the third quarter of 2005, while operating income from this division increased to $34.9 million in the third quarter of 2006 from $25.8 million in the third quarter of 2005. The Management Systems Division benefited from growth in the Company's core KVM product line, the addition of Cyclades and the increase in revenues from the digital product lines.

    Revenues for the Embedded Software and Solutions Division grew 51% to $9.4 million in the third quarter of 2006 from $6.2 million in the third quarter of 2005, while operating income increased to $3.6 million in the third quarter of 2006 from $0.5 million in the third quarter of 2005, primarily from higher sales of embedded KVM solutions, a one time royalty adjustment of $1.4 million reported to us for prior quarters and additional revenue from the acquisition of the Agilent remote management product line in March 2006.

    Revenues from LANDesk totaled $13.5 million in the third quarter of 2006 and contributed $6.0 million in operating profit for the quarter.

    Revenues from the three emerging businesses declined to $3.7 million in the third quarter of 2006 from $3.8 million in the third quarter of 2005, while operating losses from these divisions increased to $4.3 million in the third quarter of 2006 from $3.1 million in the third quarter of 2005. Effective with the fourth quarter, the operations of Mobility Solutions will be integrated into the LANDesk division.

    Balance Sheet

    Avocent's balance sheet and cash position remained strong as of September 29, 2006. The Company's cash flow from operations was approximately $20.8 million for the third quarter of 2006 with approximately $131 million in cash, cash equivalents and investments at the quarter's end. The Company repurchased 1.4 million shares during the quarter and issued 7.1 million shares as part of the LANDesk acquisition. At the end of the quarter Avocent had $162 million of debt outstanding.

    Use of Non-GAAP Financial Measures

    Income prior to intangible amortization, stock compensation and in-process research and development expenses, or operational income as used in the attached financial statement schedules, is not a measure of financial performance under generally accepted accounting principles (GAAP) and should not be considered a substitute for or superior to GAAP. Avocent's management uses operational income as a financial measure to evaluate performance and allocate resources within the Company. Management believes this measure presents the Company's results on a more comparable operational basis by excluding non-cash amortization expenses, non-operational expenses associated with acquisitions, and non-cash stock-based compensation expense. Avocent believes that operational income is a measure of performance used by many investment banks, analysts, investors and others to make informed investment decisions. Other companies may calculate operational income in a different manner so this measure may not be comparable to similar measures presented by other companies. A reconciliation of Avocent's results using operational measures and GAAP is set forth in the condensed consolidated statements of operations included in this press release.

    Conference Call and Additional Information

    Avocent will provide an on-line, real-time webcast and rebroadcast of its third quarter results conference call to be held October 19, 2006. The live broadcast will be available on-line at www.avocent.com as well as www.investorcalendar.com beginning at 10:00 a.m. Central time. The on-line replay will follow immediately and continue for 30 days. Avocent has also furnished additional commentary on the third quarter results simultaneously with this release on a Form 8-K filed with the SEC and on its website.

    About Avocent Corporation

    Avocent delivers IT operations and infrastructure management solutions for enterprises worldwide, helping customers to reduce costs and simplify complex IT environments via integrated, centralized in-band and out-of-band hardware and software. Through LANDesk, Avocent also is a leading provider of systems, security, and process management solutions. Additional information is available at: www.avocent.com.

    Forward-Looking Statements

    This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding future growth opportunities resulting from our acquisition of LANDesk, the integration of Avocent products into LANDesk's management suite and the impact on both businesses, leveraging synergies in traditional and acquired product lines and customer bases to increase sales, expand markets, and increase earnings, expected return on R&D expenses, and the expansion of market opportunities as a result of R&D expenditures and the integration and operation of Cyclades and LANDesk and their products. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, risks attributable to future product demand, sales, and expenses, risks associated with reliance on a limited number of customers, component suppliers, and single source components, risks associated with acquisitions and acquisition integration, risks associated with product design efforts and the introduction of new products and technologies, and risks associated with obtaining and protecting intellectual property rights. Other factors that could cause operating and financial results to differ are described in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2006 and our quarterly reports on Form 10-Q filed with the SEC on May 10, 2006 and August 4, 2006. Other risks may be detailed from time to time in reports to be filed with the SEC. Avocent does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.


                         AVOCENT CORPORATION
           Condensed Consolidated Statements of Operations
           (Unaudited, in thousands, except per share data)

                       For the Quarter Ended September 29, 2006

                                  Stock
                 Operational Compensation(a)  Adjustments(b)   GAAP
                 ----------- ---------------- -------------- ---------

Net sales          $142,294         $     -        $   (480) $141,814
Cost of sales        51,640             289             894    52,823
                 ----------- ---------------  -------------- ---------
  Gross profit       90,654            (289)         (1,374)   88,991

Research and
 development
 expenses            14,895           1,109               -    16,004
Acquired in-
 process research
 and development
 expenses                 -               -          18,600    18,600
Selling, general
 and
 administrative
 expenses            34,966           3,197             151    38,314
Cyclades
 severance and
 integration
 expenses             1,304               -               -     1,304
Amortization of
 intangible
 assets                   -               -           6,589     6,589
                 ----------- ---------------  -------------- ---------
  Operating
   income            39,489          (4,595)        (26,714)    8,180

Other income
 (expense), net         272               -               -       272
                 ----------- ---------------  -------------- ---------
Income before
 income taxes        39,761          (4,595)        (26,714)    8,452

 Provision for
   income taxes       9,391          (1,085)         (2,404)    5,902
                 ----------- ---------------  -------------- ---------
Net income         $ 30,370         $(3,510)       $(24,310) $  2,550
                 =========== ===============  ============== =========

Earnings per
 share:
  Basic            $   0.66                                  $   0.06
  Diluted          $   0.64                                  $   0.05

Weighted average
 shares and
 common
 equivalents
 outstanding:
  Basic              46,289               -               -    46,289
  Diluted            47,164               -               -    47,164


                       For the Quarter Ended September 30, 2005

                                  Stock
                 Operational  Compensation(a) Adjustments(b)   GAAP
                 ----------- ---------------- -------------- ---------

Net sales          $ 96,708         $     -        $      -  $ 96,708
Cost of sales        39,388                                    39,388
                 ----------- ---------------  -------------- ---------
  Gross profit       57,320               -               -    57,320

Research and
 development
 expenses            14,350             290               -    14,640
Selling, general
 and
 administrative
 expenses            20,394             219             151    20,764
Amortization of
 intangible
 assets                   -               -           2,731     2,731
                 ----------- ---------------  -------------- ---------
  Operating
   income            22,576            (509)         (2,882)   19,185

Other income
 (expense), net       2,082            -                (15)    2,067
                 ----------- ---------------  -------------- ---------
Income before
 income taxes        24,658            (509)         (2,897)   21,252

Provision for
 income taxes         6,639               -          (1,752)    4,887
                 ----------- ---------------  -------------- ---------
Net income         $ 18,019         $  (509)       $ (1,145) $ 16,365
                 =========== ===============  ============== =========

Earnings per
 share:
  Basic            $   0.37                                  $   0.33
  Diluted          $   0.36                                  $   0.33

Weighted average
 shares and
 common
 equivalents
 outstanding:
  Basic              48,966               -               -    48,966
  Diluted            49,904               -             (25)   49,879


(a) Stock Compensation relates to expensing of stock options, restricted stock units and performance shares and amortization of deferred compensation (from the capitalization of the value of stock options assumed in acquisitions). Avocent adopted SFAS 123R effective January 1, 2006 and began recording expense related to outstanding unvested stock options on that date as well as on subsequent equity compensation grants.

(b) Adjustments relate to acquired in-process research and development, amortization of intangibles and other purchase accounting adjustments recorded as the result of acquisitions. The calculation of weighted average shares and common equivalents outstanding differs due to excluding the average unamortized deferred compensation expense in calculating the operational diluted shares outstanding in 2005.


                         AVOCENT CORPORATION
           Condensed Consolidated Statements of Operations
           (Unaudited, in thousands, except per share data)

                     For the Nine Months Ended September 29, 2006

                                  Stock
                 Operational  Compensation(a) Adjustments(b)   GAAP
                 ----------- ---------------- -------------- ---------

Net sales         $ 354,811     $         -     $      (480) $354,331
Cost of sales       136,576             502             894   137,972
                 ----------- ---------------  -------------- ---------
  Gross profit      218,235            (502)         (1,374)  216,359

Research and
 development
 expenses            41,363           2,172               -    43,535
Acquired in-
 process
 research and
 development
 expenses                 -               -          20,700    20,700
Selling, general
 and
 administrative
 expenses            88,479           5,484             452    94,415
Cyclades
 severance and
 integration
 expenses             3,573               -               -     3,573
Amortization of
 intangible
 assets                   -               -          13,841    13,841
                 ----------- ---------------  -------------- ---------
  Operating
   income            84,820          (8,158)        (36,367)   40,295

Other income
 (expense), net       5,067               -               -     5,067
                 ----------- ---------------  -------------- ---------
Income before
 income taxes        89,887          (8,158)        (36,367)   45,362

Provision for
 income taxes        23,394          (2,316)         (4,781)   16,297
                 ----------- ---------------  -------------- ---------
Net income        $  66,493     $    (5,842)    $   (31,586) $ 29,065
                 =========== ===============  ============== =========

Earnings per
 share:
  Basic           $    1.39                                  $   0.61
  Diluted         $    1.37                                  $   0.60

Weighted average
 shares and
 common
 equivalents
 outstanding:
  Basic              47,770               -               -    47,770
  Diluted            48,575               -               -    48,575


                     For the Nine Months Ended September 30, 2005

                                  Stock
                 Operational  Compensation(a) Adjustments(b)   GAAP
                 ----------- ---------------- -------------- ---------

Net sales         $ 263,051     $         -     $         -  $263,051
Cost of sales       109,322                                   109,322
                 ----------- ---------------  -------------- ---------
  Gross profit      153,729               -               -   153,729

Research and
 development
 expenses            42,624             871               -    43,495
Selling, general
 and
 administrative
 expenses            65,946             657             466    67,069
Amortization of
 intangible
 assets                   -               -          15,976    15,976
                 ----------- ---------------  -------------- ---------
  Operating
   income            45,159          (1,528)        (16,442)   27,189

Income from
 settlement of
 lawsuit              5,000                                     5,000
Other income
 (expense), net       5,991               -             (45)    5,946
                 ----------- ---------------  -------------- ---------
Income before
 income taxes        56,150          (1,528)        (16,487)   38,135

Provision for
 income taxes        14,925               -          (6,087)    8,838
                 ----------- ---------------  -------------- ---------
Net income        $  41,225     $    (1,528)    $   (10,400) $ 29,297
                 =========== ===============  ============== =========

Earnings per
 share:
  Basic           $    0.83                                  $   0.59
  Diluted         $    0.82                                  $   0.58

Weighted average
 shares and
 common
 equivalents
 outstanding:
  Basic              49,550                               -    49,550
  Diluted            50,563                             (39)   50,524


(a) Stock Compensation relates to expensing of stock options, restricted stock units and performance shares and amortization of deferred compensation (from the capitalization of the value of stock options assumed in acquisitions). Avocent adopted SFAS 123R effective January 1, 2006 and began recording expense related to outstanding unvested stock options on that date as well as on subsequent equity compensation grants.

(b) Adjustments relate to acquired in-process research and development, amortization of intangibles and other purchase accounting adjustments recorded as the result of acquisitions. The calculation of weighted average shares and common equivalents outstanding differs due to excluding the average unamortized deferred compensation expense in calculating the operational diluted shares outstanding in 2005.


                         AVOCENT CORPORATION
                Condensed Consolidated Balance Sheets
                      (Unaudited, in thousands)

                                  September 29, 2006 December 31, 2005
                                  ------------------ -----------------

Cash, cash equivalents
  and short-term investments         $     121,376      $     293,903
Accounts receivable, net                   119,188             68,712
Inventories, net                            38,530             21,178
Other current assets                        17,432             10,524
Deferred income taxes                        9,274              4,054
                                  -----------------  -----------------
  Total current assets                     305,800            398,371

Investments                                  9,631             51,939
Property and equipment, net                 38,151             36,801
Goodwill                                   607,889            269,992
Other intangible assets, net               221,405             15,763
Other assets                                14,147                885
                                  -----------------  -----------------
Total assets                         $   1,197,023      $     773,751
                                  =================  =================


Accounts payable and other accrued
 expenses                            $      47,904      $      23,569
Income tax payable                          16,050             11,270
Deferred revenue                            38,555                  -
Other current liabilities                   37,057             18,908
                                  -----------------  -----------------
  Total current liabilities                139,566             53,747

Line of credit                             162,143                  -
Deferred income taxes                       57,657                  -
Other non-current liabilities               10,072              4,682
                                  -----------------  -----------------
Total liabilities                          369,438             58,429

Total stockholders' equity                 827,585            715,322

                                  -----------------  -----------------
Total liabilities and
 stockholders' equity                $   1,197,023      $     773,751
                                  =================  =================


                         AVOCENT CORPORATION
                   Additional Financial Information
                      (Unaudited, in thousands)

                                 Quarter Ended      Nine Months Ended
                             Sept. 29,  Sept. 30,  Sept. 29, Sept. 30,
                                2006       2005       2006      2005
                             ---------- ---------- --------- ---------

Revenue by Distribution
 Channel
 Branded                     $  86,919    $52,238  $205,517  $134,761
 OEM                            55,375     44,470   149,294   128,290
                             ---------- ---------- --------- ---------
 Total                       $ 142,294    $96,708  $354,811  $263,051
                             ========== ========== ========= =========

Revenue by Division
 Management Systems          $ 114,841    $85,542  $302,201  $235,186
 LANDesk                        13,522          -    13,522         -
 Embedded Software and
  Solutions                      9,368      6,191    24,329    14,899
 Other business units            3,690      3,844    11,962    10,804
 Corporate and unallocated         873      1,031     2,797     2,162
                             ---------- ---------- --------- ---------
 Total                       $ 142,294    $96,608  $354,811  $263,051
                             ========== ========== ========= =========

Management Systems Division
 Revenue by Product Line
 KVM                         $  90,704    $80,483  $252,500  $221,627
 Serial Management              15,880        844    30,690     2,701
 Other                           8,257      4,215    19,011    10,858
                             ---------- ---------- --------- ---------
 Total                       $ 114,841    $85,542  $302,201  $235,186
                             ========== ========== ========= =========

LANDesk Division Revenue by
 Type
  Licenses and royalties     $  10,257    $     -  $ 10,257  $      -
  Maintenance and services       3,265          -     3,265         -
                             ---------- ---------- --------- ---------
  Total                      $  13,522    $     -  $ 13,522  $      -
                             ========== ========== ========= =========

Operating Profit (Loss) by
 Division
 Management Systems          $  34,931    $25,837  $ 84,807  $ 60,905
 Embedded Software and
  Solutions                      3,558        490     8,039      (609)
 LANDesk                         5,535          -     5,535         -
 Other business units           (4,266)    (3,115)  (10,918)   (7,304)
 Corporate and unallocated      (4,864)    (1,145)  (10,801)   (9,361)
                             ---------- ---------- --------- ---------
 Total                       $  34,894    $22,067  $ 76,662  $ 43,631
                             ========== ========== ========= =========

Cash Flow Highlights
  Cash provided by
   operations                $  20,825    $20,676  $ 52,406  $ 51,983
  Depreciation expense           1,790      1,804     5,764     5,082
  Capital expenditures             607        950     2,030     3,553
  Purchase of treasury
   shares                       35,362     15,818   157,617    66,089


    CONTACT: Avocent Corporation
             Senior Vice President of Finance and
             Chief Financial Officer:
             Edward H. Blankenship, 256-217-1301